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                                     EXHIBIT 4.4

                                U.S. LABORATORIES INC.

                              FORM OF STOCK CERTIFICATE


     COMMON STOCK                       COMMON STOCK

INCORPORATED UNDER THE LAWS OF          SEE REVERSE FOR
THE STATE OF DELAWARE                   CERTAIN DEFINITIONS AND
                                        RESTRICTIONS ON TRANSFER

                                  CUSIP 90333T 10 5

THIS CERTIFIES THAT

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF U.S. LABORATORIES INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                   [SEAL]


[SIG]                              [SIG]
-----------------------------      -------------------------------------
SECRETARY                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

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